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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Citizens Banking Corporation All-Employee Stock Option Plan of our report dated February 4, 1999, with respect to the consolidated financial statements of F&M Bancorporation, Inc. included in the Citizens Banking Corporation Annual Report (Form 10-K) for the fiscal year ended December 31, 1999.

Wipfli Ullrich Bertelson LLP

/s/ Wipfli Ullrich Bertelson LLP


Green Bay, Wisconsin
June 23, 2000